Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Royal & Sun Alliance Bond-Backed Series
  2002-11
*CUSIP:   21988G411     Class     A-1
          21988GBV7     Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 15, 2006.

INTEREST ACCOUNT
----------------

Balance as of   October 15, 2005.....                                    $0.00
        Scheduled Income received on securities.....             $2,990,016.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$2,572,416.00
        Distribution to Class A-2 Holders.....                    -$417,600.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of   April 15, 2006.....                                      $0.00

PRINCIPAL ACCOUNT
-----------------

Balance as of   October 15, 2005.....                                    $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of   April 15, 2006.....                                      $0.00


               UNDERLYING SECURITIES HELD AS OF   April 15, 2006

          Principal
           Amount                         Title of Security
          ---------                       -----------------
          $66,816,000       Royal & Sun Alliance Insurance Group plc 8.95%
                            Subordinated Guaranteed Bonds due October 15, 2029
                            *CUSIP:    78004VAB9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.